                                                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InforMax, Inc. on Form S-8 of our report dated February 7, 2001 appearing in the Annual Report on Form 10-K of InforMax, Inc. for the year ended December 31, 2000.

Deloitte & Touche LLP

McLean, Virginia
March 18, 2002